Exhibit 10.1

                  Form Of Change in Control Agreement for Named
                               Executive Officers
         (and description of benefits for each Named Executive Officer)

                                    AGREEMENT

                                     between

                          APPALACHIAN BANCSHARES, INC.

                         a Georgia corporation, and its
                             wholly-owned subsidiary

                           APPALACHIAN COMMUNITY BANK

                           a Georgia banking company,

                                       and

                               [Name of Executive]

                                      As of

                                November 12, 2004

                                TABLE OF CONTENTS




1.       Defined Terms............................................................................................2
         -------------


2.       Term of Agreement........................................................................................2
         -----------------


3.       Employer's Covenants Summarized..........................................................................2
         -------------------------------


4.       Compensation Other Than Severance Payments...............................................................3
         ------------------------------------------


5.       Severance Payments.......................................................................................4
         ------------------


6.       Termination Procedures and Compensation During Dispute..................................................11
         ------------------------------------------------------


7.       No Mitigation...........................................................................................13
         -------------


8.       Successors; Binding Agreement...........................................................................13
         -----------------------------


9.       Notices.................................................................................................14
         -------


10.      Miscellaneous...........................................................................................15
         -------------


11.      Counterparts............................................................................................15
         ------------


12.      Settlement of Disputes; Arbitration.....................................................................15
         -----------------------------------


13.      Definitions.............................................................................................16
         -----------

                                    AGREEMENT



     THIS AGREEMENT (the "Agreement"), dated as of November 12, 2004, is made by and among APPALACHIAN COMMUNITY BANCSHARES, INC., a Georgia corporation ("Holding Company"), and its wholly-owned subsidiary, APPALACHIAN COMMUNITY BANK, a Georgia banking company ("Bank") (Holding Company and Bank hereinafter
collectively        referred        to        as        "Employer"),         and
_________________________("Executive").

     WHEREAS Employer considers it essential to the best interests of its shareholders to foster the continuous employment of key management personnel; and

         WHEREAS the Board of Directors of each of Holding Company and Bank (collectively and/or individually, as the context shall require, the "Board") recognizes that, as is the case with many publicly-held corporations, the possibility of a Change in Control (as defined in Section 13 hereof) exists and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of Holding Company, Bank and their respective shareholders; and

     WHEREAS the Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of Employer's management, including Executive, to their assigned duties, without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change in Control;

     NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, Employer and Executive hereby agree as follows:

     1. Defined Terms. The definitions of capitalized terms used in this Agreement, unless provided elsewhere in

     2. Term of Agreement. This Agreement shall be for a term commencing on the date set forth above (the "Effective Date") and ending thirty-six (36) months thereafter, unless sooner terminated in accordance with this Agreement. Additionally, on each anniversary date of Effective Date, this Agreement shall be extended for an additional one-year period beyond the then effective expiration date, provided that the Board determines, in a duly adopted resolution, that the performance of Executive has met with the Board's requirements and standards, and that this Agreement shall be extended.

     3. Employer's Covenants Summarized. In order to induce Executive to remain in the employ of Employer, Employer agrees, subject to the conditions described herein, to pay to Executive the Severance Payments (as defined in Section 5.01 hereof) and the other payments and benefits described herein, in the event Executive's employment with Employer is terminated following a Change in Control and during the term of this Agreement. Except as provided by the second sentence of Section 5.01 hereof or the last sentence of Section 8.01 hereof, no amount or benefit shall be payable under this Agreement, unless there shall have been a termination of Executive's employment with Employer following a Change in Control. This Agreement shall not be construed as creating an express or implied contract of employment and, except as required by applicable law or as otherwise agreed in writing between Executive and Employer, Executive shall have no rights hereunder to be retained in the employ of Employer.

     4. Compensation Other Than Severance  Payments.

     4.01 Following a Change in Control and during the term of this Agreement, during any period prior to the establishment of Executive's Disability (as defined herein), in which Executive is unable to perform Executive's full-time duties with Employer, due to Executive's mental or physical infirmity, Employer shall pay Executive's full salary to Executive, at the rate in effect at the time Executive is first unable to perform his or her duties due to such infirmity. If Executive's Disability is subsequently established through a good-faith determination of the Board (as provided herein), Employer shall continue to pay Executive's full salary at such rate, until Executive's employment is terminated by Employer for Disability in accordance with the terms of this Agreement. Alternatively, if Executive's Disability is subsequently established by Executive's becoming eligible for disability benefits provided pursuant to a disability benefit plan of the Employer, Employer shall not be required to pay Executive any salary from such time through the termination of Executive's employment for Disability, except as provided under the terms of Employer's long-term disability plan.

     4.02 If Executive's employment shall be terminated for any reason other than the Executive's Retirement, death or Disability, following a Change in Control and during the term of this Agreement, Employer shall pay Executive's full salary to Executive through the Date of Termination, at the rate in effect at the time that the Notice of Termination is given, together with all compensation and benefits payable to Executive through the Date of Termination under the terms of any compensation or benefit plan, program or arrangement maintained by Employer during such period.

5.       Severance Payments.

     5.01 Subject to Sections 5.02 and 5.05 hereof, following a Change in Control and during the term of this Agreement, upon the termination of Executive's employment (i) by Employer Without Cause, or (ii) voluntarily by Executive following the occurrence of an event constituting Good Reason, as defined herein, in lieu of any further salary payments to Executive for periods subsequent to the Date of Termination and in lieu of any severance benefit otherwise payable to Executive (other than retirement plan payments and benefits), Employer shall pay Executive the payments described below in this
Section 5.01 (the "Severance Payments"). For purposes of the immediately preceding sentence, if a termination of Executive's employment, either by Employer Without Cause or by Executive for Good Reason, occurs within six (6) months prior to a Change in Control, such termination shall be deemed to have occurred following a Change in Control, and the Date of Termination (as defined herein) shall be deemed to have occurred, on and as of, the date of the occurrence of the Change in Control; thus entitling Executive to the payments contemplated in Section 4.02 hereof and the Severance Payments described below in this Section 5.01.

                  The Severance Payments are as follows:

     (A) Employer shall pay to Executive a lump sum severance payment, in cash, in an amount which is equal to the higher of (x) ___ times Executive's annual base salary in effect immediately prior to the occurrence of the event or circumstance upon which the Notice of Termination is based, or (y) ___ times the average of Executive's annual base salary for the three (3) years immediately prior to the occurrence of the event or circumstance upon which the Notice of Termination is based.

     (B) Employer shall pay to Executive a lump-sum amount, in cash, equal to the sum of (i) any annual discretionary bonus which has been allocated or awarded to Executive for a completed fiscal year preceding the Date of Termination, but has not yet been paid (pursuant to Section 4.02 hereof or otherwise), and (ii) a pro rata portion of an annual discretionary bonus for the fiscal year in which the Date of Termination occurs, determined by multiplying Executive's annual discretionary bonus, awarded or paid for the most-recently-completed fiscal year, by a fraction, the numerator of which shall be the number of full days Executive was employed by Employer during the fiscal year in which Executive's Date of Termination occurred and the denominator of which shall be three hundred sixty-five (365).

     (C) At the election of Executive, exercised by written notice to the Board no later than thirty (30) days following the Date of Termination, Employer shall repurchase all Options for shares in Holding Company or Bank held by Executive ("Options") that Executive elects to sell to Employer (which Options shall be cancelled upon the making of the payment referred to below) by the payment of a lump-sum amount, in cash, equal to the product of:

          (i) that amount which is equal to the excess of (x) the higher of (1) the Current Market Value of Holding Company or Bank Shares ("Shares") or (2) the highest per-share price for Shares actually paid within six (6) months preceding the Executive's written notice of election to sell the Option, over (y) the per-share exercise price of each such Option held by Executive, times

          (ii) the number of Shares covered by each such Option.

               As used in this subparagraph, the term "Current Market Value" shall mean the Closing Price of such shares on the Date of Termination, or if no shares were traded or bid or ask quotations were published on such date, then on the next preceding date on which such sales transactions or quotations were actually made. The term "Closing Price" shall mean:

               (1) if the Shares are listed on a national securities exchange, the NASDAQ National Market, or authorized for trading in any other market or quotation system in which last sale transactions are reported on a contemporary basis, the last reported sales price, regular way, of such security on such exchange or in such quotation system for such day; or

               (2) if the Shares are not listed, or authorized for trading in the markets described in (1) above, the last bid quotation in the over-the-counter market on such trading day as reported by the National Association of Securities Dealers, Inc. through NASDAQ, its automated system for reporting quotations, or its successor or such other generally accepted source of publicly reported bid quotations as the Board may reasonably designate; or

               (3) if the Shares are not traded in the organized securities markets, the fair market value of the Shares as determined by the Board in good faith.

     (D) For a ______ (__) month period after the Date of Termination, Employer shall arrange to provide Executive with life, disability, accident and health insurance benefits substantially similar to those which

          Executive is receiving immediately prior to the Notice of Termination (without giving effect to any reduction in such benefits subsequent to a Change in Control which reduction constitutes Good Reason). Benefits otherwise receivable by Executive pursuant to this Section 5.01(D) shall be reduced to the extent comparable benefits are actually received by, or made available to, Executive without cost during the twelve (12) month period following the Date of Termination (any such benefits actually received by Executive shall be reported to Employer by Executive). If the benefits provided to Executive under this
          Section 5.01(D) shall result in a decrease, pursuant to Section 5.02, in the Severance Payments and these Section 5.01(D) benefits are thereafter reduced pursuant to the immediately preceding sentence because of the receipt of comparable benefits, Employer shall, at the time of such reduction, pay to Executive the lesser of (a) the amount of the decrease made in the Severance Payments pursuant to Section 5.02, or (b) the maximum amount which can be paid to Executive without being, or causing any other payment to be, nondeductible by reason of section 280G of the Code.

5.02 Notwithstanding any other provisions of this Agreement, in the event that any payment or benefit received, or to be received, by Executive in connection with, and contingent on, a Change in Control or the termination of Executive's employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with Employer, or any Person whose actions result in a Change in Control, or any Person affiliated with Employer or such Person) (all such payments and benefits, including the Severance Payments, being hereinafter called "Total Payments") would not be deductible (in whole or part), by Employer, an affiliate or Person making such payment or providing such benefit, as a result of section 280G of the Code, then, to the extent necessary to make the remaining portion of the Total Payments deductible (and after taking into account any reduction in the Total Payments provided by reason of Section 280G of the Code in such other plan, arrangement or agreement), (A) the cash Severance Payments and/or other cash payments provided for hereunder, in each case, to the extent still unpaid, shall first be reduced (if necessary, to zero), and
     (B) all other non-cash Severance Payments and/or other non-cash benefits provided for hereunder, in each case, to the extent still unfurnished, shall next be reduced (if necessary, to zero), and (C) Executive shall have no right to receive hereunder, and neither Employer, or any Person whose actions result in a Change in Control, or any Person affiliated with Employer or such Person, shall be obligated to make, pay or furnish to Executive hereunder any payment or benefit in excess of those payments or benefits provided hereunder as reduced, if applicable, pursuant to clause
     (A) or clause (B) above. For purposes of this limitation (i) no portion of the Total Payments, the receipt or enjoyment of which Executive shall have effectively waived in writing prior to the Date of Termination, shall be taken into account, (ii) no portion of the Total Payments shall be taken into account which, in the opinion of tax counsel selected by Employer's independent auditors and reasonably acceptable to Executive, does not constitute a "parachute payment" within the meaning of section 280G(b)(2) of the Code, including by reason of section 280G(b)(4)(A) of the Code,
     (iii) the Severance Payments shall be reduced only to the extent necessary so that the Total Payments (other than those referred to in clauses (i) or (ii)) in their entirety constitute reasonable compensation for services actually rendered within the meaning of section 280G(b)(4)(B) of the Code or are otherwise not subject to disallowance as deductions, in the opinion of the tax counsel referred to in clause (ii); and (iv) the value of any non-cash benefit or any deferred payment or benefit included in the Total

     Payments shall be determined by Employer's independent auditors in accordance with the principles of sections 280G(d)(3) and (4) of the Code. If it is established pursuant to a final determination of an arbitral tribunal, court or an Internal Revenue Service proceeding that, notwithstanding the good faith of Executive and Employer in applying the terms of this Section 5.02, the aggregate "parachute payments" paid to or for Executive's benefit are in an amount that would result in any portion of such "parachute payments" not being deductible by reason of section 280G of the Code, then Executive shall have an obligation to pay Employer, upon demand, an amount equal to the sum of (i) the excess of the aggregate "parachute payments" paid to Executive, or for Executive's benefit, over the aggregate "parachute payments" that could have been paid to Executive, or for Executive's benefit, without any portion of such "parachute payments" being non-deductible by reason of section 280G of the Code; and
     (ii) interest on the amount set forth in clause (i) of this sentence at the rate provided in section 1274(b)(2)(B) of the Code from the date of Executive's receipt of such excess until the date of such payment.

5.03 The payments and other items provided for in Section 5.01 (other than Section 5.01(D)) hereof shall be made not later than the tenth (10th) day following the Date of Termination or the date of exercise by Executive of any of Executive's rights hereunder; provided, however, that if the amounts of such payments, and the limitation on such payments set forth in Section
     5.02 hereof, cannot be finally determined on or before such day, Employer shall pay to Executive on such day an estimate, as determined in good faith by Employer, of the minimum amount of such payments to which Executive is clearly entitled and shall pay the remainder of such payments (together with interest at the rate provided in section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth (30th) day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by Employer to Executive, payable on the fifth (5th) business day after demand by Employer (together with interest at the rate provided in section 1274(b)(2)(B) of the Code). At the time that payments are made under this Section, Employer shall provide Executive with a written statement setting forth the manner in which such payments were calculated and the basis for such calculations including, without limitation, any opinions or other advice Employer has received from outside counsel, auditors or consultants (and any such opinions or advice which are in writing shall be attached to the statement).

5.04 Employer also shall pay to Executive all legal and accounting fees and expenses incurred by Executive as a result of a termination which entitles Executive to the Severance Payments (including all such fees and expenses, if any, incurred in disputing any such termination or in seeking in good faith to obtain or enforce any benefit or right provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of section 4999 of the Code to any payment or benefit provided hereunder). Such payments shall be made within fifteen
     (15) business days after delivery of Executive's written requests for payment accompanied with such evidence of fees and expenses incurred as Employer reasonably may require.

5.05 Following a Change in Control and during the term of this Agreement, upon the termination of Executive's employment (i) by Employer Without Cause, or
     (ii) voluntarily by Executive following the occurrence of an event constituting Good Reason, as defined herein, Executive shall be entitled to the Severance Payments as described in Section 5.01, only upon the condition that Executive positively and publicly supports any event which constitutes a Change in Control, as defined in Section 13(C) hereof, from the date which is the earlier of the date of such termination of employment or the occurrence of the Change in Control, until the later of such dates.

6. Termination Procedures and Compensation During Dispute.

     6.01 Notice of Termination. After a Change in Control and during the term of this Agreement, any termination of Executive's employment (other than by reason of death or Retirement) shall be communicated and effected by a Notice of Termination (defined below) from one party hereto to the other party hereto, in accordance with Section 9 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated. Further, a Notice of Termination, regarding the termination of Executive's employment For Cause, is required to include a copy of a resolution duly adopted by the affirmative vote of a majority of the entire membership of the Board (excluding Executive, if a member of the Board), at a meeting of the Board which was called and held for the purpose of considering such termination (after reasonable notice to Executive and an opportunity for Executive, together with Executive's legal counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, Executive was guilty of conduct set forth in the definition of "For Cause" herein, and specifying the particulars thereof in detail.

6.02 Date of Termination. "Date of Termination", with respect to any purported termination of Executive's employment (other than by reason of death or Retirement) following a Change in Control and during the term of this Agreement, shall mean (i) if Executive's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that Executive shall not have returned to the full-time performance of Executive's duties during such thirty (30) day period), and (ii) if Executive's employment is terminated for any other reason, the date specified in the Notice of Termination, which, in the case of a termination by Employer, shall not be less than thirty (30) days (except in the case of a termination For Cause) and, in the case of a termination by Executive, shall not be less than fifteen (15) days nor more than sixty (60) days, respectively, from the date such Notice of Termination is given.

6.03 Dispute Concerning Termination. If, following any Notice of Termination and prior to the Date of Termination (as determined without regard to this Section 6.03), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date determined in the resolution of the dispute, either by mutual written agreement of the parties or by the arbitral process outlined in Section 12 hereof; provided further that the Date of Termination shall be extended by a notice of dispute, only if such notice is given in good faith and the party giving such notice pursues the resolution in such dispute with reasonable diligence.

6.04 Compensation During Dispute. If a purported termination of Executive's employment occurs after a Change of Control and during the term of this Agreement, and such termination is disputed in accordance with Section 6.03 hereof, Employer shall continue to pay Executive the full compensation in effect when the Notice of Termination giving rise to the dispute was given (including, but not limited to, salary) and continue Executive as a participant in all compensation, benefit and insurance plans in which Executive was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with Section
     6.03 hereof.

7. No Mitigation. Employer agrees that, if Executive's employment by Employer is terminated during the term of this Agreement, Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to Executive by Employer pursuant to Section 5 or Section 6.04. Further, the amount of any payment or benefit provided for in Section 5 (other than Section 5.01(D)) or Section 6.04 shall not be reduced by any compensation earned by Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by Executive to Employer, or otherwise.

  8.  Successors;  Binding  Agreement.

     8.01 In addition to any obligations imposed by law upon any successor to Employer, Employer will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Employer to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Employer would be required to perform it if no such succession had taken place. Failure of Employer to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Executive to compensation from Employer in the same amount and on the same terms as Executive would be entitled to hereunder, if

          Executive were to terminate voluntarily Executive's employment for Good Reason following a Change in Control; except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

     8.02 This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive shall die while any amount would still be payable to Executive hereunder (other than amounts which, by their terms, terminate upon the death of Executive) if Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of Executive's estate.

9. Notices. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

        To Employer:              Appalachian Community Bancshares, Inc.
                                  Appalachian Community Bank
                                  829 Industrial Boulevard
                                  Ellijay, Georgia  30540-0001
                                  Attention:  Tracy R. Newton

        To Executive:             [Name of Executive]
                                  Appalachian Community Bank
                                  829 Industrial Boulevard
                                  Ellijay, Georgia  30540-0001

10. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Georgia. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which Executive has agreed. The obligations of Employer and Executive under Sections 5 and 6 shall survive the expiration of the term of this Agreement. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

11. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

12. Settlement of Disputes; Arbitration. All claims by Executive for benefits under this Agreement shall be directed to, and determined by, the Board and shall be in writing. Any denial by the Board of a claim for benefits under this Agreement shall be delivered to Executive in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. Any dispute or controversy arising under, or in connection with, this Agreement shall be settled exclusively by arbitration in Ellijay, Georgia, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of Executive's right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

13. Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated below:

     (A) "Beneficial Owner" shall have the meaning defined in Rule 13d-3 under the Exchange Act.

     (B) "Board" shall mean the Board of Directors of each of Holding Company and Bank, collectively and/or individually as the context shall require.

     (C) A "Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

          (I) any Person is or becomes, directly or indirectly, the Beneficial Owner of securities of Holding Company or Bank representing 25% or more of the voting power of the then outstanding securities of Holding Company or Bank; or

          (II) any Person acquires, directly or indirectly, the ability to control the election of a majority of the directors of either Holding Company or Bank; or

          (III)any Person acquires, directly or indirectly, the ability to exercise a controlling influence over the management of policies of either Holding Company or Bank; or

          (IV) during any period of two consecutive years, the Continuing Directors (as defined herein) cease for any reason to constitute at least two-thirds of the Board of Directors of either Holding Company or Bank; or

          (V) the consummation of a merger or statutory share exchange of Holding Company or Bank with any other corporation, other than
               (i) a merger or statutory share exchange which would result in the voting securities of Holding Company or Bank outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of Holding Company or Bank, at least 75% of the combined voting power of the voting securities of Holding Company, Bank or such surviving entity outstanding immediately after such merger or statutory share exchange in substantially the same proportions as their ownership immediately prior to such merger or statutory share exchange, or (ii) a merger or statutory share exchange effected to implement a recapitalization of Holding Company or Bank (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the then outstanding securities of Holding Company or Bank; or

          (VI) the shareholders of Holding Company or Bank approve a plan of complete liquidation of Holding Company or Bank, or an agreement for the sale or disposition by Employer of all or substantially all Employer's assets.

(D) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

(E)  "Continuing Directors" for any period of two consecutive years shall mean

     (i) any individuals who, at the beginning of such period, constitute the Board of Directors of either Holding Company or Bank, and

     (ii) any individuals whose election or nomination for election as directors of the Board were approved by a vote of at least two-thirds of the individuals described in clause (i) above then in office, provided that such an individual designated as a director by a Person who has entered into an agreement with Holding Company or Bank to effect a transaction described in subsections (I), (II), (III), (V) or (VI) of section (D) of this Article shall not be a Continuing Director.

(F)  "Date of Termination" shall have the meaning stated in Section 6.02 hereof.

(G) "Disability" shall mean a physical or mental infirmity which impairs Executive's ability to substantially perform his or her duties of employment, or established by the Employer from time to time, in a written agreement or otherwise. Executive's Disability shall be conclusively established (i) by Executive's becoming eligible for long-term disability benefits under the terms of any long-term disability plan sponsored by Employer, or (ii) if Employer has no such plan in effect, by a good faith determination by the Board that Executive's infirmity will impair Executive's ability to substantially perform his or her duties under this

     Agreement for a period of one hundred eighty (180) consecutive days. Following the establishment of Executive's Disability, Employer may terminate Executive's employment for Disability if, after Employer has given Executive a Notice of Termination for Disability, Executive has not returned to the full-time performance of Executive's duties within thirty
     (30) days after such Notice of Termination has been given.

(H) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

(I) "Executive" shall mean the individual named in the first paragraph of this Agreement.

(J) Termination "For Cause" shall mean termination by Employer of Executive's employment because of, in the good faith determination by the Board:
     Executive's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties (other than any such failure resulting from Executive's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for Good Reason by Executive pursuant to Section 6.01), willful violation of any law, rule, regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of Executive's employment agreement with Employer. For purposes of this definition, no act, or failure to act, on Executive's part shall be deemed "willful" unless done, or omitted to be done, by Executive not in good faith and without reasonable belief that Executive's act, or failure to act, was in the best interest of Employer.

(K) "Good Reason" for voluntary termination by Executive of Executive's employment shall mean the occurrence (without Executive's express written consent) following any Change in Control, of any one of the following acts, or failures to act, by Employer:

     (I) the assignment to Executive of any duties materially different from those normally associated with his or her position, or a substantial adverse alteration in the nature or status of Executive's responsibilities from those in effect immediately prior to the Change in Control;

     (II) a  material   reduction  by  Employer  without   reasonable  cause  of
          Executive's annual base salary, as in effect on the date of the Change in Control;

     (III)the relocation of Employer's principal executive offices to a location outside a thirty-five (35) mile radius from the location at which such offices are located immediately prior to the Change in Control, or Employer's requiring Executive to be based anywhere other than the metropolitan area in which Executive is based immediately prior to the Change in Control, except for required travel on Employer's business to an extent substantially consistent with Executive's present business travel obligations;

     (IV) the  failure  by  Employer  to  continue  to  provide  Executive  with compensation and benefits provided for under this Agreement, as the same may be increased from time to time, or with benefits substantially similar to those provided to him under any of the employee benefit plans in which Executive now or hereafter becomes a participant, or the taking of any action by Employer which would, directly or indirectly, reduce any of such benefits or deprive Executive of any material fringe benefit enjoyed by him at the time of the Change in Control;

     (V) the failure to elect or re-elect Executive to the Board, if Executive is serving as a member of the Board on the date of the Change in Control; or

     (VI) any purported termination of Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 6.01; for purposes of this Agreement, no such purported termination shall be effective. Executive's right to terminate voluntarily Executive's employment for Good Reason shall not be affected by Executive's incapacity due to physical or mental illness. Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

(L)  "Notice of  Termination"  shall  have the  meaning  stated in Section  6.01 hereof.

(M) "Options" shall mean options for Holding Company or Bank Shares granted to Executive under the stock option plans of Holding Company or Bank.

(N) "Person" shall mean an individual (other than the Executive), individuals acting in concert or as a "group" (as defined in Section 13(d) of the Exchange Act), or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. A Person shall not include (i) Holding Company or Bank, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of Holding Company or Bank, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of Holding Company in substantially the same proportions as their ownership of stock of Holding Company.

(O) "Retirement" shall be deemed the reason for the termination by Employer or Executive of Executive's employment. if such employment is terminated in accordance with Employer's retirement policy, not including early retirement, generally applicable to its salaried employees, as in effect immediately prior to the Change in Control, or in accordance with the bylaws of the Employer or any retirement arrangement established with Executive's consent with respect to Executive.

(P) "Severance Payments" shall mean those payments described in Section 5.01 hereof.

(Q) "Shares" shall mean shares of common stock of Holding Company, Bank or any equity securities into which such shares have been converted.

(R)  "Total  Payments"  shall  mean those  payments  described  in Section  5.02 hereof.

(S)  Termination   "Without  Cause"  shall  mean   termination  by  Employer  of
     Executive's employment for any reason other than Retirement, Disability or For Cause.

                   [signatures appear on the following page]

  IN WITNESS WHEREOF, the parties hereto have set their hands and seals all as of the day and year first above written.

                                                    APPALACHIAN BANCSHARES, INC.


                             By:
                                  ----------------------------------------------
                                  Name:
                                  ----------------------------------------------
                                  Title:
                                  ----------------------------------------------



                           APPALACHIAN COMMUNITY BANK


                             By:
                                ------------------------------------------------
                                     Name:
                                ------------------------------------------------
                                     Title:
                                ------------------------------------------------



                                    EXECUTIVE


                                              ----------------------------------
                                                       [Name of Executive]

         Description of Benefits of each of the Named Executive Officers
                      Under the Change of Control Agreement



           Name                Severance    Multiple of    Multiple of     Repurchase       Insurance       Other
           ----                ---------    -----------    -----------     -----------      ---------       -----
                               Payments        Salary         Bonus           Stock          Benefits      Benefits
                               --------        ------         -----           -----          --------      --------
                                                                             Options
Tracy R. Newton                 90 days         2.99            2              Yes           18 mos.       18 mos.
Virginia C. Cochran             90 days          2              1              Yes           12 mos.       12 mos.
Alan R. May                     90 days          2              1              Yes           12 mos.       12 mos.
Darren M. Cantlay               90 days          2              1              Yes           12 mos.       12 mos.
